                                                                       EXHIBIT 1


                                 $ 200,000,000

                    FRONTIERVISION OPERATING PARTNERS, L.P.
                       FRONTIERVISION CAPITAL CORPORATION

                   _____% Senior Subordinated Notes due 2006

                             Underwriting Agreement

                                                              October ___, 1996

J.P. Morgan Securities Inc.
Chase Securities Inc.
CIBC Wood Gundy Securities Corp.
First Union Capital Markets Corp.
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

         FrontierVision Operating Partners, L.P., a Delaware limited partnership (the "Company"), and FrontierVision Capital Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), propose to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters") $200,000,000 aggregate principal amount of their _____% Senior Subordinated Notes due 2006 (the "Securities"). The Securities will be issued pursuant to the provisions of an Indenture (the "Indenture") to be dated as of October __, 1996 between the Issuers and Colorado National Bank, as Trustee (the "Trustee").

         The Issuers have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Securities is referred to in this Agreement as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration

Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         The Issuers hereby agree with the Underwriters as follows:

         1. The Issuers agree to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuers the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto at a price (the "Purchase Price") equal to ______% of their principal amount plus accrued interest, if any, from ______________, 1996 to the date of payment and delivery.

         Each of the Issuers shall have joint and several liability in respect of all obligations hereunder and under the Securities and the Indenture. Each of the Issuers hereby acknowledges that this Agreement is the independent and several obligation of each of the Issuers and may be enforced against either of the Issuers separately, whether or not enforcement of any right or remedy hereunder has been sought against the other Issuer. Each of the Issuers hereby expressly waives, with respect to any of the amounts owing hereunder by the other Issuer in respect of the obligations (collectively, the "Other Issuer Obligations"), diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Underwriters exhaust any right, power or remedy or proceed against such other Issuer under this Agreement, the Securities or the Indenture or any other agreement or instrument referred to herein or therein, or against any other person with respect to any of such Other Issuer Obligations.

         2. The Issuers understand that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriters is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made on the Closing Date (as defined below) by wire transfer in immediately available funds to the account specified by the Issuers to the Underwriters, no later than noon on the Business Day (as defined below) prior to the Closing Date, on ____________, 1996, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Issuers may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the "Global Note") representing the Securities, with





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
any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Underwriters at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. The Issuers, jointly and severally, represent and warrant to each Underwriter that:

                 (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter expressly for use therein;

                 (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuers, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented prior to the Closing Date if the Issuers shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter expressly for use therein;





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
                 (c) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of (i) the Company, (ii) Capital, (iii) the General Partner (as defined herein), (iv) the Maine and Ohio Divisions of United Video Cablevision, Inc. (selected assets acquired by the Company), (v) the Ashland and Defiance Clusters (as defined in the Prospectus) of Cox Communications, Inc. (selected assets acquired by the Company), (vi) C4 Media Cable Southeast, Limited Partnership,
         (vii) Triax Southeast Associates, L.P. and (viii) American Cable Entertainment of Kentucky-Indiana, Inc. (the entities specified in clauses (iv) through (viii) collectively, the "Other Entities") as of the dates indicated and the results of operations of the Company and each of the Other Entities and the changes in their cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Issuers to be reasonable;

                 (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the equity interests or long-term debt of either of the Issuers, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, partners' equity, stockholders' equity or results of operations of the Issuers, taken as a whole, otherwise than as expressly set forth or contemplated in the Prospectus; and except as expressly set forth or contemplated in the Prospectus neither of the Issuers has entered into any transaction or agreement material to the Issuers, taken as a whole;

                 (e) each of the Issuers has been duly organized or incorporated, as the case may be, and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of the State of Delaware, with corporate or partnership power, as the case may be, and authority and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals to (i) own its properties and conduct its business in all material respects as described in the Prospectus, and (ii) enter into, deliver, incur and perform its obligations under this Agreement, the Indenture and the Securities; and each of the Issuers has been duly qualified as a foreign limited partnership or foreign corporation, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as defined herein);





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                 (f)  the only subsidiary of the Company as of the date hereof is Capital and all of the issued and outstanding capital stock of Capital is owned by the Company and has been duly authorized and validly issued and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than pursuant to the Senior Credit Facility (as defined in the Prospectus)); and Capital was formed by the Company for the sole purpose of serving as a co-obligor on the Securities and does not and will not engage in any other activities;

                 (g) the general partner of the Company is FrontierVision Partners, L.P., a Delaware limited partnership (the "General Partner"), which has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

                 (h) the general partner of the General Partner is FVP GP, L.P., a Delaware limited partnership ("FVPGP"), which has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

                 (i) the general partner of FVPGP is FrontierVision Inc., a Delaware corporation ("FV Inc."), which has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

                 (j) the capitalization of the Company is as set forth in the Prospectus under the caption "Capitalization" under the subheading
         "Actual," [except that          ]; neither of the Issuers owns,
         directly or indirectly, any shares or any other equity or long-term debt securities or has any equity interest in any firm, partnership, joint venture or other entity, other than the Company's equity interest in Capital; and no holder of any





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
         securities of either Issuer is entitled to have such securities registered under the Registration Statement;

                 (k) this Agreement has been duly authorized, executed and delivered by each of the Issuers;

                 (l) the Securities have been duly authorized by each of the Issuers, and, when issued and delivered pursuant to this Agreement against payment therefor as provided herein and duly authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of each of the Issuers, entitled to the benefits provided by the Indenture, except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights generally, (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) no representation is made herein concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submissions to the personal jurisdiction of any particular court; the Indenture has been duly authorized by each of the Issuers and upon effectiveness of the Registration Statement will have been duly qualified under the Trust Indenture Act and, when executed and delivered by the Issuers and the Trustee (assuming due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid and binding instrument; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus;

                 (m) the agreements, documents and instruments executed and delivered in connection with the Rights Offering (as defined in the Prospectus) as in effect as of the date of the Prospectus (collectively, the "Rights Offering Documents") are in effect substantially on the terms described in the Prospectus; and the description in the Prospectus of the Rights Offering Documents is accurate and complete in all material respects;

                 (n) neither of the Issuers is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its respective Certificate of Limited Partnership, Limited Partnership Agreement, Certificate of Incorporation or By-Laws (each an "Organizational Document"), as the case may be, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Issuers is a party or by which either of them or any of their respective properties is bound, except for violations and defaults which would not reasonably be expected to have a Material Adverse Effect; the issue and sale of the Securities and the





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         performance by each of the Issuers of all of its obligations under this Agreement, the Securities and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (including any default resulting after notice or lapse of time or both) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Issuers is a party or by which either of them is bound or to which any of the property or assets of either of them is subject, nor will any such action result in any violation of the provisions of the Organizational Documents of either of the Issuers or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of them or any of their respective properties, including, without limitation, any law, statute, rule or regulation, or any judgment, decree or order applicable to the cable television industry in general except for conflicts, breaches, defaults and violations which would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body, including, without limitation, under the Communications Act of 1934, as amended (the "Communications Act"), the Cable Communications Policy Act of 1984 (the "1984 Cable Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), the Telecommunications Act of 1996 (the "1996 Telecom Act" and, together with the 1984 Cable Act and the 1992 Cable Act, the "Cable Acts") or any order, rule or regulation of the Federal Communications Commission ("FCC"), is required for the issue and sale of the Securities, the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under, this Agreement and the Indenture or the consummation by each of the Issuers of the transactions contemplated by this Agreement and the Indenture except (i) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained and are in full force and effect under the Securities Act, the Trust Indenture Act, the Communications Act, the Cable Acts or any order, rule or regulation of the FCC and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (ii) where the failure to obtain such consents, approvals, authorizations, orders, licenses, registrations or qualifications would not reasonably be expected to have a Material Adverse Effect;

                 (o) other than as set forth or contemplated in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry, in each case on a national, regional, state or county basis), there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best knowledge of each of the Issuers, threatened against or affecting either of the Issuers or any of their respective properties or to which either of the Issuers is or may be a party or to which any property of either of the Issuers is or may be subject which, if determined adversely to either of the Issuers, would individually or in the aggregate have, or would reasonably be expected to have,





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
         a material adverse effect on the general affairs, business, prospects, management, financial position, partners' equity, stockholders' equity or results of operations of the Issuers, taken as a whole (any such event, a "Material Adverse Effect"), and, to the best of each of the Issuers' knowledge, no such proceedings are threatened by governmental authorities or by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                 (p) Arthur Andersen, LLP, who have certified certain financial statements of the Company, Capital, the General Partner and Triax Southeast Associates, L.P., Piaker & Lyons, P.C., Williams, Rogers, Lewis & Co., P.C. and Deloitte & Touche LLP, who have certified certain financial statements of the Maine and Ohio Divisions of United Video Cablevision, Inc. (selected assets acquired by the Company), C4 Media Cable Southeast, Limited Partnership, American Cable Entertainment of Kentucky-Indiana, Inc. and the Ashland and Defiance Clusters of Cox Communications, Inc. (selected assets acquired by the Company), respectively, are each independent public accountants as required by the Securities Act;

                 (q) each of the Issuers has good and marketable title in fee simple to all material items of real property owned by it and good and marketable title to all material items of personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described or referred to in the Prospectus and except for any lien securing the obligations under the Senior Credit Facility, liens otherwise permitted under the Senior Credit Facility or such liens, encumbrances or defects as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by such Issuer in such a manner as would reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by either of the Issuers are held by such Issuer under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by such Issuer in such a manner as would reasonably be expected to result in a Material Adverse Effect;

                 (r) no relationship, direct or indirect, exists between or among either of the Issuers, on the one hand, and the directors, officers, stockholders, holders of units of partnership interest, customers or suppliers of either of the Issuers, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                 (s) neither of the Issuers is or, after giving effect to the offering and sale of the Securities, will be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                 (t)  each of the Issuers has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba or is exempt therefrom;

                 (u) each of the Issuers owns or possesses, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business of the Existing Systems and the Grassroots Systems now or proposed to be operated by it as described in the Prospectus, except where the failure to own, possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, except as disclosed in the Prospectus, neither of the Issuers has received any notice of infringement of or conflict with (and neither knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if any such assertions of infringement or conflict were sustained, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

                 (v) each of the Issuers owns, possesses or has obtained all franchises, licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Permits") from, and has made all declarations and filings (collectively, "Filings") with, all federal, state, local and other governmental authorities including the FCC, and all courts and other tribunals (collectively, the "Governmental Authorities") required to own or lease, as the case may be, and to operate the Existing Systems and the Grassroots Systems (as such terms are defined in the Prospectus) and to carry on the business of the Existing Systems and the Grassroots Systems in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus, except where the failure to obtain such Permits or make such Filings, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; such Permits contain no materially burdensome restrictions not customarily imposed by Governmental Authorities on cable television systems of the same class and type as those owned by the Issuers other than such as would not have a Material Adverse Effect; the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under, this Agreement and the Indenture, the consummation of the transactions contemplated hereby and thereby, and the operation of the Existing Systems and the Grassroots Systems in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus, did not or will not result in a violation of the Communications Act, the Cable Acts or any order, rule or regulation of the FCC or any other Governmental Authority except for violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; the business and operations of the Issuers comply in all respects with the Communications Act, the Cable Acts and all published orders, rules and regulations of the FCC except for any such non-compliance as would not reasonably be expected to have a Material

         Adverse Effect, and to the best of each of the Issuers' knowledge, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any Permits or Filings, or which might result in any other material impairment of the rights of the Issuers in the Permits except for any such revocation, non-renewal or impairment which would not reasonably be expected to have a Material Adverse Effect; and, other than matters described in the Prospectus and except as to any other matters relating generally to the cable television industry (in each case on a national, regional, state or county basis), there is no proceeding pending or, to each of the Issuers' best knowledge, threatened before the FCC or any other Governmental Authority that has or would be reasonably expected to have a Material Adverse Effect; and each of the Issuers is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof except for any such non-compliance as would not reasonably be expected to have a Material Adverse Effect;

                 (w) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Issuers believe to be reliable and accurate;

                 (x) to the best knowledge of either of the Issuers, there are no existing or threatened labor disputes with the employees of either of the Issuers which reasonably are likely to have a Material Adverse Effect;

                 (y) each of the Issuers (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

                 (z)      each employee benefit plan, within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by either of the Issuers or any of their affiliates for employees or former employees of either of the Issuers and their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or
         Section 302 of ERISA no "accumulated funding deficiency" as defined in
         Section 412 of the Code has been incurred, whether or not waived, and the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions does not materially exceed the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions).

         5. Each of the Issuers, jointly and severally, covenants and agrees with each of the several Underwriters as follows:

                 (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement, or as soon thereafter as possible, in such quantities as the Underwriters may reasonably request;

                 (b) to deliver, at the expense of the Issuers, to the Underwriters, four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

                 (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriters a reasonable time prior to the proposed filing thereof a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriters reasonably object;

                 (d) to advise the Underwriters promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Underwriters with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event or any information becoming known, within the period referenced in paragraph
         (e) below of this Section 5, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by either of the Issuers of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                 (e) if, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or information become known as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare (subject to paragraph (c) above of this Section 5) and furnish, at the expense of the Issuers, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Issuers) to which Securities may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                 (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided, however, that neither of the Issuers shall be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign limited partnership or corporation, as the case may be, or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

                 (g) to make generally available to its security holders and to the Underwriters as soon as practicable earnings statements covering a period of at least twelve months beginning with the first fiscal quarter of each of the Issuers occurring after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                 (h) so long as the Securities are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                 (i) to use the net proceeds received by the Issuers from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                 (j) to file with the Commission such reports on Form SR as may be required by Rule 463 under the Securities Act;

                 (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee (including reasonable legal fees and disbursements of counsel to the Trustee),
         (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with the National Association of Securities Dealers, Inc. (the "NASD") and any fees and expenses (including reasonable legal fees and disbursements) of any "qualified independent underwriter" required by the NASD, (v) in connection with the printing (including word processing and duplication costs) and delivery of the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and (vii) any expenses incurred by the Issuers in connection with a "road show" presentation to potential investors; provided, however, that, except as provided in this Section 5 or otherwise provided in Section 7 or 11 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation the fees of their counsel and any advertising expenses associated with any offers they may make.

         The Underwriters also agree with the Issuers that (i) if instructed by the Company, the Underwriters shall refrain from delivering to any person or entity any Prospectus during such period as may reasonably be necessary for the Issuers to prepare any necessary amendment or supplement to the Registration Statement or Prospectus in accordance with the terms of this

Agreement, and (ii) in connection with secondary transactions, each Underwriter shall deliver at any time only the Prospectus as most recently amended or supplemented. The Issuers agree, promptly upon the amendment or supplement of the Prospectus, to furnish to the Underwriters as many copies of the Prospectus, as so amended or supplemented, as the Underwriters may reasonably request.

         6. The several obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

                 (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:30 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests from the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters;

                 (b) the representations and warranties of the Issuers contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Issuers shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                 (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by either of the Issuers by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                 (d) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the equity interests or long-term debt of either of the Issuers or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders' equity, partners' equity or results of operations of the Issuers, taken as a whole, otherwise than as expressly set forth or contemplated in the Prospectus, the effect of which in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus;

                 (e) the Underwriters shall have received on and as of the Closing Date certificates of an executive officer of each of the Issuers, with specific knowledge about the applicable Issuer's financial matters, reasonably satisfactory to the Underwriters to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of each of the Issuers) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders' equity, partners' equity or results of operations of the Issuers, taken as a whole, from that set forth or contemplated in the Registration Statement;

                 (f) Dow, Lohnes & Albertson, counsel for the Issuers, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                        (i) the Company has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own its properties and conduct its business as described in the Prospectus;

                       (ii) Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                      (iii) based solely on a review of certificates from the appropriate governmental authorities in each jurisdiction listed below, the Company has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of Colorado, Georgia, Indiana, Kentucky, Maine, Maryland, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia;

                       (iv) the General Partner has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Prospectus, and, based solely on a review of certificates from the appropriate governmental authorities in such jurisdictions, has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of Colorado, Georgia, Maine, Maryland, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia;

                        (v) FVPGP has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Prospectus, and, based solely on a review of certificates from the appropriate governmental authorities in such jurisdictions, has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of Colorado, Georgia, Maine, Maryland, North Carolina, Pennsylvania, Tennessee, Virginia and West Virginia;

                       (vi) FV Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and, based solely on a review of certificates from the appropriate governmental authorities in such jurisdictions, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of Colorado, Georgia, Maine, Maryland, North Carolina, Pennsylvania, Tennessee, Virginia and West Virginia;

                      (vii) to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of the Company's management, and only with respect to the period that the Existing Systems and the Grassroots Systems have been owned by the Company, other than as set forth or contemplated in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry (in each case on a national, regional, state or county basis)), there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting specifically either of the Issuers or any of their respective properties or to which either of the Issuers is or may be a party or to which any property of either of the Issuers is or may be subject which, if determined adversely to either of the Issuers, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect;

                     (viii) this Agreement has been duly authorized, executed and delivered by each of the Issuers;

                       (ix) assuming due authorization, execution and delivery of the Indenture by the Trustee, the Securities have been duly authorized, executed and delivered by each of the Issuers and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of each of the Issuers entitled to the benefits provided by the Indenture, enforceable in accordance with the terms thereof except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights generally,
                 (b) the
                 enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
                 (c) no opinion shall be expressed concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws,
                 (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submission to the personal jurisdiction of any particular court;

                        (x) the Indenture has been duly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding instrument of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally, (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) no opinion shall be expressed concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws,
                 (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submission to the personal jurisdiction of any particular court; and the Indenture has been duly qualified under the Trust Indenture Act;

                       (xi) the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the caption "Description of the Notes";

                      (xii) the execution and delivery of this Agreement and the Indenture; the issuance and sale of the Securities and the performance by each of the Issuers of its obligations under the Securities, this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (including any default resulting after notice or lapse of time or both) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that has been filed as an exhibit to the Registration Statement, nor will any such action result in any violation of the provisions of the Organizational Documents of either of the Issuers or the Communications Act, the Cable Acts, any rule or regulation of the FCC or any other law or statute customarily applicable to transactions of the type contemplated by this Agreement or the Indenture or to such counsel's knowledge, any other applicable law or statute or to such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of them or any of their respective properties, including, without limitation, any federal law, statute, rule or regulation, or to such counsel's knowledge, any judgment, decree or order generally applicable to the cable television industry (in each case on a national, regional, state or county basis), except for conflicts, breaches, defaults and violations which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                     (xiii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body, including, without limitation, under the Communications Act, the Cable Acts or any order, rule or regulation of the FCC, is required for the issuance and sale of the Securities, the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under, this Agreement and the Indenture or the consummation by each of the Issuers of the transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained and in full force and effect under the Securities Act, the Trust Indenture Act, the Communications Act, the Cable Acts or any order, rule or regulation of the FCC and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) that may be required in the future due to the operations or actions of the Issuers, the Company's cable systems or affiliated parties;

                      (xiv) the statements in the Prospectus under the captions "Risk Factors -- Regulation in the Cable Television Industry" and "Legislation and Regulation," insofar as such statements summarize applicable provisions of the Communications Act, the Cable Acts and the published orders, rules and regulations of the FCC promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus; and the FCC statutes and regulations summarized under such captions are the FCC statutes and regulations that are material to the Issuers' business as described in the Prospectus and which are required to be described pursuant to the Securities Act;

                       (xv) neither of the Issuers is or, after giving effect to the offering and sale of the Securities, will be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                      (xvi) nothing has come to such counsel's attention that leads such counsel to believe (i) that the Registration Statement or any amendment or supplement thereto made by the Issuers prior to the Closing Date (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom and any information contained in any Form T-1 prepared by the Trustee under the Indenture, as to which such counsel need make no statement), at the time the Registration Statement or any such amendment or supplement thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom and any information contained in any Form T-1 prepared by the Trustee under the Indenture, as to which such counsel need make no statement), as of the date of the Prospectus, as of the date of any such amended or supplemented prospectus or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
                 (iii) that the Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective time or issue dates (other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom and any information contained in any Form T-1 prepared by the Trustee under the Indenture, as to which such counsel need make no statement) did not comply as to form in all material respects with the requirements of the Securities Act.

                 In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Issuers and certificates or other written statements of public officials. With respect to the matters to be covered in subparagraph (xvi) above such counsel's opinion may state that their opinion and belief expressed therein is based upon their participation in conferences with officers and other representatives of the Issuers, representatives of the independent certified public accountants of the Issuers, and representatives and counsel of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters where discussed and, that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made an independent investigation, check or verification of facts for the purpose of rendering their opinion.

                 The opinion of Dow, Lohnes & Albertson described above shall be rendered to the Underwriters at the request of the Issuers and shall so state therein;

                 (g) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date, Arthur Andersen, LLP, Piaker & Lyons, P.C., Williams, Rogers, Lewis & Co., P.C. and Deloitte & Touche LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                 (h) the Underwriters shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (i) on the Closing Date the Senior Credit Facility shall be in full force and effect with respect to the Company on the terms described in the Prospectus and no breach or violation of any of the material terms or provisions thereof or Event of Default (as defined in the Senior Credit Facility) (or an event which, with notice or lapse of time or both, would constitute an Event of Default) thereunder shall exist;

                 (j) on the Closing Date the Rights Offering Documents shall be in full force and effect with respect to the General Partner on the terms described in the Prospectus and in form and substance reasonably acceptable to the Underwriters and shall provide that not less than $76 million of cash equity investment in the General Partner are irrevocably committed by the investors thereunder, subject to certain reductions as described in the Prospectus (which the General Partner shall have committed, on terms reasonably acceptable to the Underwriters, to provide as capital contributions to the Company); and

                 (k) on or prior to the Closing Date the Issuers shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

         7. The Issuers agree, jointly and severally, to indemnify and hold harmless each Underwriter (including, without limitation, Chase Securities Inc. in its capacity as "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD (the "QIU")) and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (i) any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter expressly for use therein and (ii) in the case of the QIU without limiting the exception in (i), any and all other losses, claims, damages and liabilities (including, without limitation, any such reasonable legal fees and other expenses) to which the QIU may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the QIU having acted, failed to act or alleged to have failed to act in its capacity as the "qualified independent underwriter" with respect to the offering and sale of the Securities; provided, however, that neither of the Issuers shall be liable to the Underwriters or any other person affiliated or associated therewith under the indemnification provided for in this Section 7 to the extent that any such loss, claim, damage or liability of such Underwriter or other person results from the fact that such Underwriter sold Securities to a person or entity as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to the Underwriters, and the Prospectus or the Prospectus as then amended or supplemented would have cured the defect giving rise to such loss, claim, damage or liability.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, its directors, its officers who sign the Registration Statement and each person who controls either of the Issuers within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuers in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel (or, if any such proceeding shall include any claim against the QIU in its capacity as "qualified independent underwriter", representation of both the QIU and all other Indemnified Persons by the same counsel) would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons (unless any such proceeding shall include any claim against the QIU in its capacity as "qualified independent underwriter", in which case the Indemnifying Person shall be liable for the fees and expenses of not more than one additional separate firm (in addition to any local counsel) to represent the QIU solely with respect to such claim), and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the QIU and its control persons shall be designated by the QIU and any such separate firm for the Issuers, their respective directors, their respective officers who sign the Registration Statement and such control persons of either of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 7. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with said third sentence prior to the date of such settlement to the extent it considers such request to be reasonable or to provide written notice to the

Indemnified Person substantiating the unpaid balance as unreasonable. No Indemnifying Person shall, without the prior written consent of the Indemnified Person (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional written release, in form and substance reasonably satisfactory to such Indemnified Person, of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters (or the QIU, as the case may be) on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriters (or the QIU, as the case may be) on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters (or the QIU, as the case may be) on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses but after deducting the underwriting discounts and commissions) received by the Issuers and the total underwriting discounts and the commissions received by the Underwriters (or the QIU, as the case may be), in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Issuers on the one hand and the Underwriters (or the QIU, as the case may be) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters (or the QIU, as the case may be) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuers and the Underwriters including the QIU agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter (or the QIU, as the case may be) be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter (or the QIU, as the case may be) has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' (and the QIU's) obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter (or by or on behalf of the QIU and its control persons) or by or on behalf of the Issuers, their respective officers or directors or any other person controlling either of the Issuers and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to either of the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by either of the Issuers shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuers. In any such case either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Each of the Issuers will, for the benefit of J.P. Morgan Securities Inc. ("JPMS") and First Union Capital Markets Corp. ("First Union") and for so long as any of the Securities are outstanding and JPMS, First Union or any of their respective affiliates (as defined in the Securities Act) is required by applicable law to deliver a prospectus in connection with sales of the Securities (the "Undertaking Period"), (i)(a) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) under the Securities Act; (b) amend the Registration Statement within 90 days following the end of the Company's most recent fiscal year so that the information contained in the Registration Statement complies with the requirements of Section 10(a) under the Securities Act; (c) if requested by JPMS or First Union, within 45 days following the end of the Company's most recent fiscal quarter (except for the fourth fiscal quarter of any fiscal year), file a supplement to the Prospectus which sets forth the consolidated financial results of the Issuers for the previous quarter; and (d) promptly amend the Registration Statement or supplement the Prospectus when reasonably requested by JPMS or First Union or when necessary to reflect pro forma financial information set forth in the most recent Form 8-K filed by the Company or to reflect any material changes in the information provided therein or to reflect the occurrence of any fact or information becoming known that should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus so that the Prospectus when delivered to a purchaser will comply with applicable law; provided, however, that (x) prior to filing any amendment to the Registration Statement or any supplement to the Prospectus, the Issuers will furnish for a reasonable period of time prior to the proposed filing thereof to each of Cahill Gordon & Reindel, acting as counsel to JPMS and First Union, and JPMS and First Union copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and JPMS and First Union, (y) the Issuers will not file any amendment to the Registration Statement or any supplement to the Prospectus to which such counsel or JPMS or First Union shall reasonably object, and (z) the Issuers will provide such counsel and JPMS and First Union with such number of copies of each amendment or supplement filed as JPMS and First Union shall reasonably request; and (ii) indemnify JPMS and First Union, and if applicable, contribute to JPMS and First Union, in a manner substantially identical to that specified in Section 7 hereof in connection with sales of the Securities.

         11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Issuers shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Issuers agree, jointly and severally, to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but the Issuers shall then be under no further liability to the Underwriters except as provided in Section 5(k) and Section 7 hereof.

         12. This Agreement shall inure to the benefit of and be binding upon each of the Issuers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         13. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060 (telefax: 212-648-5705); Attention: Syndicate Department. Notices to the Issuers shall be given at FrontierVision Operating Partners, L.P., 1777 South Harrison Street, Suite P-200, Denver, CO 80210 (telefax: 303-757-6105); Attention: Mr. John S. Koo, Senior Vice President and Chief Financial Officer.

         14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.


                            [Signature Page Follows]

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                                          Very truly yours,

                                          FRONTIERVISION OPERATING
                                           PARTNERS, L.P.

                                          By:  FrontierVision Partners, L.P.,
                                                   its general partner

                                          By:  FVP GP, L.P.,
                                                   its general partner

                                          By:  FrontierVision Inc.,
                                                   its general partner


                                          By:
                                             ----------------------------
                                               Title:


                                          FRONTIERVISION CAPITAL
                                           CORPORATION


                                          By:
                                             ----------------------------
                                               Title:


Accepted:           , 1996
          ----------

J.P. Morgan Securities Inc.
Chase Securities Inc.
CIBC Wood Gundy Securities Corp.
First Union Capital Markets Corp.

By: J.P. Morgan Securities Inc.
Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.

By:
   ---------------------------
     Title:

                                                                      Schedule I




                                                                                    Principal Amount
                                                                                    of Securities
Underwriter                                                                         to Be Purchased
- -----------                                                                         -----------------
J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . .                   $
Chase Securities Inc. . . . . . . . . . . . . . . . . . . . . . .
CIBC Wood Gundy Securities Corp.  . . . . . . . . . . . . . . . .
First Union Capital Markets Corp. . . . . . . . . . . . . . . . .
                                                                                     ------------

            Total . . . . . . . . . . . . . . . . . . . . . . . .                   $200,000,000
                                                                                     ===========